Exhibit 99.1

Media Contact:	Investor Contacts:
Eliza Schleifstein Argot Partners 917-763-8106 eliza@argotpartners.com	Dan Gladney Chief Executive Officer EnteroMedics Inc. 651-634-3089 dwgladney@enteromedics.com	Scott Youngstrom Chief Financial Officer EnteroMedics Inc. 651-634-3011 syoungstrom@vbloc.com

EnteroMedics Announces Partner’s National VA Contract Includes vBloc® Therapy for the Treatment of Obesity

ST. PAUL, Minnesota, October 5, 2016 – EnteroMedics Inc. (NASDAQ: ETRM), the developer of medical devices using neuroblocking technology to treat obesity, metabolic diseases and other gastrointestinal disorders, today announced that vBloc® Neurometabolic Therapy is now available to U.S. veterans at U.S. Department of Veterans Affairs (VA) medical facilities. This is made possible through the previously-announced EnteroMedics partnership with Academy Medical, LLC, a certified Service-Disabled Veteran-Owned Small Business specializing in the distribution of medical products to VA and Department of Defense (DoD) facilities. As of October 1, 2016, vBloc was added to Academy Medical’s five year sole source agreement with the U.S. Department of Veterans Affairs that allows any VA surgeon in the U.S. to purchase the vBloc System from Academy Medical under a national contract.

“VA surgeons across the U.S. now have access to a safe and effective treatment option for obesity,” said Sachin Kukreja, M.D., Director, Bariatric Surgery, VA North Texas Health Care System. “Our center has extensive experience and success with vBloc Therapy and we look forward to expanding the reach of this exciting new treatment to eligible obese patients who do not wish to undergo anatomy-altering, restrictive surgeries.”

“We are very pleased that VA surgeons now have the ability to treat over one million eligible veterans fighting obesity with vBloc Therapy,” said Dan Gladney, EnteroMedics’ President and Chief Executive Officer. “The veterans of our armed services, as well as all patients, deserve access to every option that may help in their battle against obesity. We look forward to working closely with the VA and Academy Medical to train VA surgeons so they are prepared to offer vBloc Therapy and perform implants as soon as possible.”

vBloc Therapy works to control sensations of hunger using a pacemaker-like device that is implanted under the skin during a safe, minimally-invasive procedure. The device helps patients feel full and in turn is a key tool in achieving clinically meaningful weight loss. When patients feel the sensation of fullness, they are able to control their appetite and lose weight without the major lifestyle implications of traditional bariatric surgeries. Unlike traditional surgical weight loss, vBloc Therapy is a long-term solution which, if necessary, can be safely disabled or removed without leaving permanent damage to patient anatomy.

The vBloc System is approved for use in helping with weight loss in people aged 18 years and older who are obese, with a Body Mass Index (BMI) of 40 to 45 kg/m2, or a BMI of 35 to 39.9 kg/m2 with a related health condition such as Type 2 diabetes, high blood pressure, high cholesterol levels or obstructive sleep apnea.

“Academy Medical is pleased to be able to work with both the U.S. Department of Veterans Affairs and EnteroMedics to provide veterans with easy access to this revolutionary and cutting edge weight loss option,” said Dan Shaw, Founder and President of Academy Medical, LLC. “This agreement is another example of how we are able to deliver on our shared mission to provide innovative medical devices like vBloc to VA hospitals.”

The Veterans Health Administration operates one of the largest health care systems in the world and provides training for a majority of America’s medical, nursing and allied health professionals. Roughly 60 percent of all medical residents obtain a portion of their training at VA hospitals, and VA medical research programs benefit society at-large.

About Academy Medical, LLC

Academy Medical is a certified Service-Disabled Veteran-Owned Small Business specializing in providing innovative orthopedic implants, allograft tissue, wound care products and other medical devices. As healthcare needs change, Academy Medical prides itself on being a leading edge provider with its ability to adapt and engage with both healthcare professionals and facilities to provide solutions to the many challenges the healthcare sector faces. Academy Medical is a nationwide supplier to VA and DoD hospitals, Indian Health Service clinics and other governmental health facilities. Academy Medical currently holds a national VA Federal Supply Schedule contract and multiple DoD contracts. Academy Medical also serves civilian hospitals throughout Florida, and in select markets nationwide. For more information, please visit www.academymedical.net.

About EnteroMedics Inc.

EnteroMedics is a medical device company focused on the development and commercialization of its neuroscience based technology to treat obesity and metabolic diseases. vBloc® Neurometabolic Therapy, delivered by a pacemaker-like device called the vBloc® System, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. EnteroMedics’ vBloc® System has received U.S. Food and Drug Administration approval and CE Mark.

Information about the vBloc® System and vBloc® Neurometabolic Therapy

You should not have an implanted vBloc® System if you have cirrhosis of the liver, high blood pressure in the veins of the liver, enlarged veins in your esophagus or a significant hiatal hernia of the stomach; if you need magnetic resonance imaging (MRI); if you have a permanently implanted, electrical medical device; or if you need a diathermy procedure using heat. The most common related adverse events that were experienced during clinical study of the vBloc System included pain, heartburn, nausea, difficulty swallowing, belching, wound redness or irritation, and constipation.

Talk with your doctor about the full risks and benefits of vBloc Therapy and vBloc System. For additional prescribing information, please visit www.enteromedics.com.

If you are interested in learning more about vBloc Neurometabolic Therapy, please visit www.vbloc.com or call 1-800-MY-VBLOC.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements about EnteroMedics Inc. Our actual results could differ materially from those discussed due to known and unknown risks, uncertainties and other factors including our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience with our vBloc® System for the treatment of obesity in the United States or in any foreign market other than Australia and the European Community; our ability to regain and then maintain compliance with the Nasdaq continued listing requirements; our ability to commercialize our vBloc® System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our vBloc® System; physician adoption of our vBloc® System and vBloc® Neurometabolic Therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the annual report on Form 10-K filed March 28, 2016. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.